EXHIBIT 99.8

04 May 2007

BNP PARIBAS	COUNTRYWIDE HOME LOANS, INC.
JENNIFER SANDEFUR
BFI-LSI-CMO-BACK OFFICE SWAPS	Managing Director And Treasurer CHL, Inc.
ACI:CSB04A1	4500 PARK GRANADA
75450 PARIS CEDEX 09	MSN CH-43
FRANCE	CALABASAS
CALIFORNIA 91302
FAX: +33 1 42 98 67 04	UNITED STATES

RATE CAP TRANSACTION CONFIRMATION
BETWEEN COUNTRYWIDE HOME LOANS, INC. AND BNP PARIBAS

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).  In this Confirmation, “Party A” means BNP Paribas and “Party B” means Countrywide Home Loans, Inc.

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation.  References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 Definitions.  Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement.  Terms capitalized but not defined herein shall have the meanings attributed to them in the pooling and servicing agreement dated as of April 1, 2007 (the “Pooling and Servicing Agreement”) among CWABS, Inc., as depositor, Countrywide Home Loans, Inc., as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, The Bank of New York, as trustee, and The Bank of New York Trust Company, N.A., as co-trustee.  In the event of any inconsistency between the 2000 Definitions, the PSA and this Confirmation, this Confirmation will govern for the purposes of the Transaction.

This Confirmation will constitute a Confirmation that supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of 28 May 1996, as amended and supplemented from time to time, between Party A and Party B (the “Agreement”).  All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail for purposes of this Swap Transaction.

The terms of the particular Transaction to which this Confirmation relates are as follows:

2.	TRADE DETAILS
Our Reference:	2403467
Notional Amount:	With respect to each Calculation Period, the amount set forth for such period in the Appendix attached hereto.
Trade Date:	27 April 2007.
Effective Date:	04 May 2007.
Termination Date:	25 October 2007, subject to adjustment in accordance with the Following Business Day Convention.
Calculation Agent:	Party A
Fixed Amounts:
Fixed Rate Payer:	Party B

Fixed Amount:	USD 14,000.
Fixed Rate Payer Payment Date:	04 May 2007, subject to adjustment in accordance with the Following Business Day Convention.

Floating Amounts:
Floating Rate Payer:	Party A
Floating Rate Payer Period End Date(s):	The 25th of each month in each year from (and including) 25 May 2007 to (and including) the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate Payer Payment Date(s):	Early Payment shall be applicable. For each Calculation Period, the Floating Rate Payer Payment Date shall be the first Business Day prior to the related Floating Rate Payer Period End Date.
Cap Rate:	With respect to any Calculation Period, the rate set forth for such period in the Appendix attached hereto.

Floating Rate Option:
USD-LIBOR-BBA; provided, however, that if the Floating Rate determined from such Floating Rate Option for any Calculation Period is greater than 10.00%, then the Floating Rate for such Calculation Period shall be deemed to be 10.00%.

Spread	Inapplicable.
Floating Rate Day Count Fraction:	Actual/360.
Designated Maturity:	1 Month.
Compounding:	Inapplicable.
Reset Dates:	The first day of each Calculation Period.
Business Days for Both Parties:	New York.
3.	ACCOUNT DETAILS
Payments to Party A:	BNP PARIBAS NEW YORK, NEW YORK Swift Code: BNPAUS3NXXX A/C 00200-194093-001-36 Favor: BNP PARIBAS Swift Code: BNPAFRPP Attn: Swaps and Derivatives Back Office
Payments to Party B:	As per Party B’s standard settlement instructions.
4.	ADDITIONAL TERMS
Assignment:	Party A will not unreasonably withhold or delay its consent to an assignment of this Transaction to any other third party.

This agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this confirmation enclosed for that purpose and returning it to us or by sending to us a letter or fax substantially similar to this letter, which letter or fax sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms.

Yours sincerely,

BNP PARIBAS SECURITIES CORP., ON BEHALF OF BNP PARIBAS

For and on behalf of BNP PARIBAS SECURITIES CORP., ON BEHALF OF BNP PARIBAS	For and on behalf of BNP PARIBAS SECURITIES CORP., ON BEHALF OF BNP PARIBAS
/s/ Kerri Nuccio Name: Kerri Nuccio Title: Authorized Signatory Date:	__________________________ Name: Title: Date:
For and on behalf of COUNTRYWIDE HOME LOANS, INC.
/s/ Ellen Coleman Name: Ellen Coleman Title: Executive Vice President Date:

APPENDIX OF THE CONFIRMATION NO. 2403467

Period Start Date	Period End Date	Cap Rate	Notional Amount
5/4/2007	5/25/2007	0	0
5/25/2007	6/25/2007	7.18096%	275,068,474
6/25/2007	7/25/2007	7.41945%	272,600,855
7/25/2007	8/25/2007	7.17938%	269,517,327
8/25/2007	9/25/2007	7.17858%	265,827,907
9/25/2007	10/25/2007	7.41794%	261,539,459

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